SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
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[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                          COMMISSION FILE NO. 0-20614

                           THE ROTTLUND COMPANY, INC.

                (Name of Registrant as Specified in Its Charter)


                            JOSEPH T. KINNING, ESQ.
                            BRIGGS AND MORGAN, P.A.
                                2400 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 334-8514

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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    Items 22(a)(2) of Schedule A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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          pursuant to Exchange Act Rule 0-11:
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     [ ]  Check box if any part of the fee is offset as provided by Exchange
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          statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

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                          THE ROTTLUND COMPANY, INC.
                             2681 LONG LAKE ROAD
                          ROSEVILLE, MINNESOTA 55113

                                August 1, 1996

Dear Shareholder of The Rottlund Company, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of The Rottlund Company, Inc. (the "Company"), to be held at the Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, on Tuesday, September 10, 1996 at 3:00 p.m.

At the Annual Meeting you will be asked to elect directors, to approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 600,000 to 1,000,000, and to ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 1997.

I encourage you to vote FOR each of the nominees for director, FOR the amendment to the Company's 1992 Stock Option Plan, and FOR ratification of the appointment of Arthur Andersen LLP. Whether or not you are able to attend the Annual Meeting in person, I urge you to complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

                                              Very truly yours,

                                              THE ROTTLUND COMPANY, INC.

                                              David H. Rotter
                                              President


                          THE ROTTLUND COMPANY, INC.
                             2681 LONG LAKE ROAD
                          ROSEVILLE, MINNESOTA 55113


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                          THE ROTTLUND COMPANY, INC.


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Rottlund Company, Inc. (the "Company") will be held at 3:00 p.m. on Tuesday, September 10, 1996 at the Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, for the following purposes, as more fully described in the accompanying proxy statement:

     1. To elect seven directors of the Company, each for a term of one year and until their successors shall be elected and duly qualified;

     2. To approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 600,000 to 1,000,000;

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 1997; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on July 19, 1996, are entitled to notice of and to vote at the meeting.

Whether or not you expect to attend the meeting in person, please complete, date, and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and if you attend the meeting in person, your executed proxy will be returned to you upon request.

                                      By Order of the Board of Directors

                                      David H. Rotter
                                      President


Roseville, Minnesota
August 1, 1996


                          THE ROTTLUND COMPANY, INC.
                             2681 LONG LAKE ROAD
                          ROSEVILLE, MINNESOTA 55113

                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                              SEPTEMBER 10, 1996


                                 INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Rottlund Company, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, on Tuesday, September 10, 1996 at 3:00 p.m., and at any adjournment thereof.

All shares represented by properly executed proxies received in time will be voted at the meeting as follows, unless otherwise specified by the shareholder in the proxy: (i) in favor of the election as directors of all of the nominees listed herein; (ii) in favor of the amendment to the Company's 1992 Stock Option Plan; (iii) in favor of the selection of Arthur Andersen LLP as the independent public accountants of the Company; and (iv) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the meeting. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice to the Secretary of the Company.

The Board of Directors of the Company has fixed the close of business on July 19, 1996 as the record date for determining the holders of outstanding shares of common stock entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 5,707,860 shares of common stock issued and outstanding. Each such share of common stock is entitled to one vote at the meeting. The Notice of Annual Meeting, this proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about August 1, 1996.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the Company's common stock as of July 19, 1996, by (i) each person known to the Company to own beneficially more than 5% of its common stock, (ii) each director of the Company, (iii) each officer named in the executive compensation table of this proxy statement, and (iv) all directors and officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                                     AMOUNT AND NATURE
                                                       OF BENEFICIAL       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNERSHIP(1)       OF CLASS
- - ------------------------------------                    ------------       --------
David H. Rotter                                         2,165,000(2)(3)(4)   36.9%
 2681 Long Lake Road
 Roseville, MN 55113

Bernard J. Rotter                                       2,141,000(3)(4)      36.4%
 2681 Long Lake Road
 Roseville, MN 55113

Todd M. Stutz                                              64,760(5)          1.1%

John J. Dierbeck, III                                      51,933(5)           *

Lawrence B. Shapiro                                        60,689(5)          1.0%

Dennis J. Doyle                                                 0(5)           *

Scott D. Rued                                               7,000(5)           *

All directors and officers as a group (7 persons)       4,489,986(2)(3)(5)   75.4%


*Indicates ownership of less than 1% of the Company's outstanding common stock.


(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after July 19, 1996. The same shares may be beneficially owned by more than one person.

(2) Includes 816,500 shares held in constructive trust for the benefit of Mr. David H. Rotter's former spouse, Shirley A. Rotter.

(3) Includes an aggregate of 522,000 shares held by children of Mr. David H. Rotter and an aggregate of 537,000 shares held by the children of Mr. Bernard J. Rotter and 50 shares held by the former spouse of Mr. David H. Rotter and 100 shares held by the spouse of Mr. Bernard J. Rotter.

(4) Messrs. David H. Rotter and Bernard J. Rotter (the "Controlling Shareholders") and their respective spouses, former spouses and children have entered into a Shareholders' Agreement intended by them to preserve continuity of ownership and control of the Company. Pursuant to a divorce decree with respect to the divorce of Mr. David H. Rotter and his former spouse, Ms. Shirley A. Rotter, 821,500 shares are being held in constructive trust for Ms. Rotter. The divorce decree states that Mr. David
     H. Rotter's rights pursuant to the Shareholders' Agreement are to remain in full force and effect. The Shareholders' Agreement divides the Rotter families who own shares into two groups, the "DR Group" and the "BR Group." The members of the groups, who own collectively 4,306,000 shares of common stock, so long as they own their respective shares, have agreed to vote their shares in favor of the election of Messrs. David H. Rotter and Bernard J. Rotter to the Board of Directors of the Company, and members of the respective groups have further agreed to certain restrictions upon their ability to transfer or otherwise dispose of their shares to third parties in the event of certain voluntary lifetime transfers, upon death and in the case of involuntary transfers. If any of the members in the DR Group desire to dispose of their shares without the consent of Mr. David H. Rotter, such member must first offer the shares to Mr. David H. Rotter, and if he does not elect to acquire such shares, then to Mr. Bernard J. Rotter. Similarly, if any member of the BR Group desires to dispose of his or her shares without the consent of Mr. Bernard J. Rotter, such member must first offer such shares to Mr. Bernard J. Rotter, and if he does not elect to purchase such shares, then to Mr. David H. Rotter. Messrs. David H. Rotter and Bernard J. Rotter have agreed that they will offer their respective shares to the other in the event of as proposed lifetime transfers, and each has given to the other the option to purchase his shares upon death, disability or in the event of an involuntary transfer. The Shareholders' Agreement will terminate upon: (i) the entry of an order of relief with respect to the Company under the Federal Bankruptcy Code, the execution by the Company of any assignment for the benefit of creditors or the appointment of a receiver of the Company; (ii) voluntary or involuntary dissolution of the Company; (iii) upon the written agreement or vote of the Controlling Shareholders to dissolve the Company; (iv) upon the written agreement of the Controlling Shareholders, or if there shall be only one surviving Controlling Shareholder, upon notice by such Controlling Shareholder to the remaining parties to the Shareholders' Agreement; or (v) upon the deaths of the Controlling Shareholders.

(5) Includes the right to acquire the following shares within 60 days upon exercise of stock options: Mr. Stutz, 60,074; Mr. Dierbeck, 51,532; Mr. Shapiro, 51,165 and Mr. Rued 2,000.



                            EXECUTIVE COMPENSATION
                          SUMMARY COMPENSATION TABLE

The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three fiscal years ended March 31, 1996.

                                                                      LONG TERM
                                                                    COMPENSATION
                                      ANNUAL COMPENSATION              AWARDS
                                      -------------------              ------
                                                                     SECURITIES
                                                                     UNDERLYING
NAME AND PRINCIPAL POSITION    YEAR     SALARY ($)     BONUS ($)     OPTIONS (#)
- - ---------------------------    ----     ----------     ---------     -----------
David H. Rotter                1996      250,000        103,726        32,634
 President                     1995      250,000        130,725            --
                               1994      250,000        134,543            --

Bernard J. Rotter              1996      250,000        103,726        32,634
 Vice President, Treasurer     1995      250,000        130,725            --
                               1994      250,000        134,543            --

Todd M. Stutz                  1996       85,000        140,703        15,612
 Executive Vice President      1995       55,800        127,138        12,382
                               1994       52,800        108,895         6,000

John J. Dierbeck, III          1996       85,000         59,272        14,910
 Executive Vice President      1995       55,000        118,953        13,875
                               1994       44,900        122,760         5,000

Lawrence B. Shapiro            1996       85,000         59,272        13,868
 Chief Financial Officer       1995       55,000        106,795        13,465
                               1994       52,800        109,903         5,000


                      OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on option grants for the year ended March 31, 1996 to the named executive officers.

                                            INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                         ------------------------------------------------------------      VALUE AT ASSUMED
                          NUMBER OF        PERCENT OF                                      ANNUAL RATES OF
                         SECURITIES      TOTAL OPTIONS                                       STOCK PRICE
                         UNDERLYING        GRANTED TO       EXERCISE OR                    APPRECIATION FOR
                           OPTIONS        EMPLOYEES IN       BASE PRICE                     OPTION TERM(3)
                           GRANTED           FISCAL          PER SHARE     EXPIRATION    --------------------
NAME                       (#)(1)         YEAR (%)(2)          ($/SH)         DATE        5% ($)     10% ($)
- - ----                       ------         -----------          ------         ----        ------     -------
David H. Rotter            32,634             25.4              8.53        9/12/2000     44,382     128,904

Bernard J. Rotter          32,634             25.4              8.53        9/12/2000     44,382     128,904

Todd M. Stutz              15,612             12.2              7.75        9/12/2005     76,030     193,808

John J. Dierbeck, III      14,910             11.6              7.75        9/12/2005     72,612     184,139

Lawrence B. Shapiro        13,875             10.8              7.75        9/12/2005     67,571     171,356


(1) Such options become exercisable in equal amounts over a five-year period from the date of grant.

(2) The Company granted options representing 128,468 shares to employees in fiscal 1996.

(3) These amounts are based on the assumed rates of appreciation as permitted by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependant upon the future performance of the Company's common stock.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

The following table provides information with respect to the named executive officers and the value of such officers' unexercised options at March 31, 1996.

                              NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                             UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                         OPTIONS AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)(1)
                         ------------------------------       -------------------------
NAME                     (EXERCISABLE)   (UNEXERCISABLE)   (EXERCISABLE)    (UNEXERCISABLE)
- - ----                     -------------   ---------------   -------------    ---------------
David H. Rotter                  --           32,634                0                0

Bernard J. Rotter                --           32,634                0                0

Todd M. Stutz                41,076           53,918           47,520           31,680

John J. Dierbeck, III        34,775           49,010           39,600           26,400

Lawrence B. Shapiro          34,695           47,645           39,600           26,400


(1) The average of the high and low price of the Company's common stock on March 31, 1996 on NASDAQ/NMS was $6.75. The amounts shown reflect the value of options accumulated over a 41 month period.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH CONTAINED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") determined the compensation arrangements for the Company's executive officers for fiscal 1996 in June and September of 1995. At that time Messrs. Rued and Tobin constituted the Committee. The Committee is presently comprised of the two outside directors of the Company, Messrs. Doyle and Rued.

The Committee's principal responsibility is to ensure the Company's executive compensation plans are aligned with and support the Company's business objectives. The Committee continually evaluates the overall design and administration of the executive compensation plans in order to fulfill its responsibility. To ensure the objectivity and independence of the Committee, it is composed entirely of outside directors.

COMPENSATION PHILOSOPHY
Currently, the primary elements of the executives' total compensation program are base salary, annual incentives, and long-term incentives. In general, the compensation program promotes a pay-for-performance philosophy by placing a significant portion of total compensation "at risk" while providing compensation opportunities which are comparable to market levels.

The Company's executive compensation package consists of three main components:
(i) base salary; (ii) annual bonuses based on Company performance; and (iii) stock options. The base salary of each of the named executive officers is determined annually after considering the compensation levels of personnel with similar responsibilities at other companies within the home construction industry and after considering the responsibilities and performance of the individual officer. Under the Company's annual bonus program, cash bonuses are paid annually to the named executive officers and other officers and employees from a bonus pool. The size of the bonus pool is derived from a pre-determined formula of percentages of levels of pre-tax profits of the Company. The officers and employees participating in the annual bonus program receive a percentage of the bonus pool which is established based on the same considerations as were used to determine the base salary of each such officer and employee. Under the annual bonus program, each executive officer's compensation for fiscal 1996 was tied directly to the financial performance of the Company, except for Mr. Todd
M. Stutz, whose bonus is tied directly to the financial performance of the Company's Minnesota operations. For the annual bonus program in fiscal 1996, a bonus of $103,726 was paid to Mr. David H. Rotter, Chief Executive Officer of the Company, and the aggregate bonuses paid to all of the named executive officers of the Company, as a group, including the Chief Executive Officer, represents approximately 38.2% of the group's total fiscal 1996 compensation. The purpose of the stock option program is to align the long-term interests of the Company's executives and its shareholders and, through the use of vesting periods, to assist in the retention of executives. In determining the compensation package for Mr. David H. Rotter, the Committee applied the compensation policies described above.

                   COMPENSATION COMMITTEE INTERLOCKS RIDER

As stated above, Messrs. Tobin and Rued comprised the Compensation Committee of the Board of Directors for purposes of setting compensation levels for fiscal 1996. No member of the Compensation Committee of the Board of Directors was an officer, former officer or employee of the Company or any of its subsidiaries during fiscal 1996. No executive officer of the Company served as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Company's Compensation Committee or Board of Directors during fiscal 1996.

                          COMPANY STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on $100 invested on October 29, 1992, the effective date of the Company's initial public offering, on the common stock of the Company through March 31, 1996 with the cumulative total return on the same amount invested in the Dow Jones Equity Market Index and Dow Jones Home Construction Index for the same periods.

                                    [GRAPH]

                                    RHOM       DJEMI      DJHCI
                                    ----       -----      -----
                   10/29/92        100.00     100.00     100.00
                    3/31/93        145.45     106.58     108.91
                    9/30/93        131.82     112.73     133.61
                    3/31/94        161.36     110.54     116.90
                    9/30/94        127.27     115.99      97.38
                    3/31/95        118.18     127.02     101.72
                    9/30/95        137.87     151.06     128.37
                    3/31/96        124.08     169.02     145.20


     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company, and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock and to furnish the Company with copies of these reports. Initial reports are required to be filed within ten days of an individual becoming a director, executive officer or owner of 10% of the Company's common stock and reports of changes in ownership are required to be filed within the first ten days of the month succeeding the month in which such change occurred. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were timely made during fiscal 1996.

                           1. ELECTION OF DIRECTORS

Each of the seven nominees for director is currently a member of the Board of Directors and was elected by the shareholders, except for Dennis J. Doyle who was appointed by the Board of Directors in April 1996 to fill a vacancy created by the resignation of William C. Tobin. All nominees have agreed to stand for election at the Annual Meeting. If, prior to the Annual Meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity, or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, elected by the Board.

BUSINESS EXPERIENCE
DAVID H. ROTTER, age 49, is a founder of the Company and has been a member of its Board of Directors since its inception. He served as the Company's Vice President from 1973 through March 1990 and has served as its President from April 1990 through the present. He has also served as the Company's Secretary since its inception. He is the brother of Bernard J. Rotter.

BERNARD J. ROTTER, age 53, has served as a Director of the Company since July 1984 and as Vice President and Treasurer since July 1984. He is the brother of David H. Rotter.

TODD M. STUTZ, age 38, was elected a Director of the Company in August 1992 and has served as Executive Vice President since June 1991. He joined the Company in April 1989 and served as its Land Development Manager until June 1991. Between April 1980 and March 1989 he was employed by the Housing and Redevelopment Authority of the City of Columbia Heights, Minnesota as Executive Director.

JOHN J. DIERBECK, III, age 50, was elected Executive Vice President in May 1996. Prior to becoming an Executive Vice President he served as Vice President of Sales and Marketing of the Company since August 1992. He served as the Company's sales manager since March 1990. Mr. Dierbeck was elected a director of the Company in August 1992.

LAWRENCE B. SHAPIRO, age 40, was elected Chief Financial Officer and a Director of the Company in August 1992. He has served as the Company's Controller since January 1989.

SCOTT D. RUED, age 39, was elected as a Director of the Company effective December 10, 1993. Mr. Rued has served as Executive Vice President and Chief Financial Officer of Hidden Creek Industries (a management company) since January 1, 1994, as Vice President -- Finance and Corporate Development of Hidden Creek from June 1989 to December 1993 and as Vice President and Director of Tower Automotive, Inc. (a producer of automotive parts) since April 1993.

DENNIS J. DOYLE, age 44, was elected as a Director of the Company on April 23, 1996. For more than the last five years Mr. Doyle has been President and Chief Executive Officer of Welsh Companies, Inc. (a full service real estate company). Mr. Doyle is also a director of Grow Biz International.

REQUIRED VOTE
Election of each nominee requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting.

COMMITTEES
The Board of Directors held three meetings in fiscal 1996. Each of the incumbent directors attended at least 75% of the meetings of the Board and each Committee of which he is a member held during fiscal 1996, except that Messrs. David H. Rotter and Bernard J. Rotter attended 66.6% of such meetings.

The members of the Audit Committee are Dennis J. Doyle and Scott D. Rued. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting and auditing staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policy and procedure. The Audit Committee held one meeting during fiscal 1996.

The members of the Compensation Committee are Dennis J. Doyle and Scott D. Rued. The Compensation Committee is authorized by the Board of Directors to establish general levels of compensation for all employees of the Company, to set the annual salary of each of the executive officers of the Company, to grant options to employees under the Company's option plans, and to review and approve compensation and benefit plans of the Company. The Compensation Committee held two meetings during fiscal 1996.

Directors of the Company who are not employees of the Company receive $8,000 per year of service, reimbursement of the out-of-pocket expenses incurred on behalf of the Company and they participate in the Company's Director Stock Option Plan.

                  2. AMENDMENT TO THE 1992 STOCK OPTION PLAN

BACKGROUND AND SUMMARY OF PLAN
On June 7, 1996, the Board of Directors, subject to shareholder approval, amended the Company's 1992 Stock Option Plan (the "Plan") to increase the number of shares of common stock reserved for issuance pursuant to the Plan from 600,000 to 1,000,000. The purpose of the Plan is to strengthen the Company's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of common stock. The Plan provides for the granting of options to designated employees, non-employees and consultants of the Company. A proposal to approve the amendment will be presented to shareholders at the Annual Meeting of Shareholders.

Copies of the Plan are available for examination at the corporate headquarters of the Company in Roseville, Minnesota, and will be mailed at no charge to any shareholder who requests a copy. A copy of the Plan will also be available for examination at the meeting.

The closing price per share of the Company's common stock on July 23, 1996 as reported on the Nasdaq National Market, was $5.50.

PROPOSED PLAN AMENDMENT
Of the 600,000 shares reserved by the Company for grant pursuant to the Plan, 428,340 were subject to options as of the date of this proxy statement. Because few additional options to purchase shares may be granted under the Plan, the Board of Directors recommends that the shareholders approve the amendment to increase the shares available for issuance pursuant to the Plan.

ADMINISTRATION
The Plan is administered by the Compensation Committee of the Board of Directors, which consists exclusively of non-employee directors. The Compensation Committee has the authority to grant options, determine the terms of options, select the employees to whom options are granted, promulgate rules relating to the Plan and to take other actions necessary or advisable for the administration of the Plan. Under the Plan, options may be granted at not less than 100% (110% in the case of incentive stock options granted to shareholders owning 10% or more of the Company's common stock) of the fair market value of the Company's common stock on the date of grant. Options may be granted under the Plan no later than August 30, 2002, the Plan's termination date. Options granted under the Plan may not exceed 10 years in duration (five years for 10% or more shareholders). Options may not be transferred except by will or the laws of descent and distribution and must be exercised, if at all, within three months after termination of employment for any reason other than death or disability, and within six months after termination of employment due to death or disability.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES
Under the Plan, stock options may be issued (1) as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (2) as non-statutory stock options that do not qualify as incentive stock options, or (3) a combination of both. There is no taxable income to a participant as a result of the grant of an incentive stock option or the exercise of an incentive stock option if the participant does not dispose of the acquired stock for certain time periods. However, the difference between the fair market value of the shares under the option at the time of exercise and the option price will generate a tax preference item that could result in an alternative minimum tax liability for the employee. Upon sale of the shares, the difference between the sale price and the option price will generally be taxable income. The Company is not entitled to a federal income tax deduction upon the grant or exercise of incentive stock options. Generally, there is no taxable income to a participant as a result of the grant of a non-statutory stock option. However, upon exercise, the participant will realize taxable income equal to the difference between the fair market value of the common stock at the time of exercise and the option price. The Company is not entitled to a tax deduction upon the grant of a non-statutory stock option, but is entitled to a tax deduction equal to the participant's taxable income realized upon the exercise of the stock option. The foregoing statements are based on current federal income tax laws and regulations and are subject to changes in such tax laws and regulations, or interpretations thereof.

REQUIRED VOTE
Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting. The Board of Directors recommends that you vote in favor of the proposal.

        3. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for the year ending March 31, 1997. A proposal to ratify that appointment will be presented to shareholders at the Annual Meeting. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance. The Board of Directors recommends that you vote in favor of the proposal.

                                OTHER MATTERS

The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of common stock of the Company and will reimburse such persons for their expenses so incurred.

                            SHAREHOLDER PROPOSALS

Shareholders wishing to present proposals for action by the shareholders at the next Annual Meeting must present such proposals at the principal offices of the Company not later than May 3, 1997. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

                        ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company's Annual Report to shareholders for the fiscal year ended March 31, 1996, which contains the Company's Form 10-K, accompanies this Notice of Annual Meeting, proxy statement and Proxy Card. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        David H. Rotter
                                        President


Roseville, Minnesota
August 1, 1996




                                 AMENDMENT NO. 1
                                     TO THE
                             ROTTLUND COMPANY, INC.
                             1992 STOCK OPTION PLAN

The 1992 Stock Option Plan shall be amended as follows:

     1. Section 4.1 shall be amended by deleting the first sentence and replacing it with the following sentence:

          NUMBER. The total number of shares of stock reserved for issuance upon exercise of options under the Plan is 1,000,000.

The remainder of that paragraph 4.1 shall remain in its current form.

     2.   This amendment shall be effective as of June 7, 1996.


Dated:______________________________          ROTTLUND COMPANY, INC.

                                              By ______________________________
                                                 President




                          THE ROTTLUND COMPANY, INC.
                             2681 LONG LAKE ROAD
                          ROSEVILLE, MINNESOTA 55113

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated August 1, 1996, hereby appoints David H. Rotter and Bernard J. Rotter as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of The Rottlund Company, Inc. held of record by the undersigned on July 19, 1996, at the Annual Meeting of Shareholders to be held on September 10, 1996 at 3:00 p.m. at the Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, and at any adjournments thereof.

i. To elect seven directors of the Company, each for a term of one year and until their successors shall be elected and duly qualified.

|_| FOR all nominees listed below
    (except as marked to the contrary below)

|_| WITHHOLD AUTHORITY
    to vote for all nominees listed below

    DAVID H. ROTTER, BERNARD J. ROTTER, TODD M. STUTZ, JOHN J. DIERBECK, III
               LAWRENCE B. SHAPIRO, SCOTT D. RUED, DENNIS J. DOYLE

INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below.

- - --------------------------------------------------------------------------------

ii. To approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 600,000 to 1,000,000.

                     |_|  FOR   |_|  AGAINST    |_|  ABSTAIN


iii. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 1997.

                     |_|  FOR   |_|  AGAINST    |_|  ABSTAIN


iv. To transact such other business as may properly come before the meeting or any adjournment thereof.

                     |_|  FOR   |_|  AGAINST    |_|  ABSTAIN


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.


                                             Please sign exactly as name appears
                                             on this proxy. When shares are held
                                             by joint tenants, both should sign.
                                             If signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by president or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by an authorized
                                             person.

                                             Dated: ____________________________

                                             ___________________________________

                                             ___________________________________


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.